Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm” in the Statement of Additional Information in Post-Effective Amendment Number 277 to the Registration Statement (Form N-1A, No. 033-02659) of Transamerica Funds.

/s/ ERNST & YOUNG LLP

Boston, Massachusetts

December 16, 2019